Exhibit 99.1

NEWS RELEASE

100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com

Houston, TX 77067
NOBLE ENERGY, INC. ANNOUNCES THIRD QUARTER 2005 RESULTS
Net Income and Discretionary Cash Flow Increase $93 Million and $248 Million, Respectively
HOUSTON (November 4, 2005) — Noble Energy, Inc. (NYSE: NBL) today reported third quarter net income of $177.0 million, or 99 cents per diluted share, compared to $83.7 million, or 70 cents per diluted share, for the same period last year. Third quarter 2005 net income was the highest in Noble Energy’s history, increasing 111 percent compared to the same period last year.
Discretionary cash flow (see Determination of Discretionary Cash Flow and Reconciliation schedule) for the third quarter 2005 increased 131 percent to $436.6 million, compared to $189.1 million for the same period last year. Net cash provided by operating activities was $440.3 million for the third quarter of 2005.
The increase in net income and discretionary cash flow versus the third quarter last year primarily reflected higher daily production and realized prices. Daily production increased 61 percent. Realized natural gas prices for the third quarter 2005 were $5.65 per thousand cubic feet (Mcf), 25 percent above last year’s $4.51 per Mcf. Realized crude oil prices were $47.58 per barrel (Bbl), an increase of 34 percent compared to $35.62 per Bbl for the third quarter 2004. Higher production volumes and commodity prices combined to increase oil and gas revenues by $312.8 million over the third quarter of 2004. Capital expenditures totaled $265.8 million during the third quarter of 2005.
Charles D. Davidson, the company’s Chairman, President and CEO, said, “Noble Energy continued its trend of stable and consistent growth during the third quarter, despite the impact of two large hurricanes. This was our first full quarter with Patina Oil and Gas integrated into Noble Energy’s operations, and our improved operating and financial performance reflects the potential of the combined businesses. Patina’s long-lived assets not only added to Noble Energy’s domestic production base, they also provided stability while our Gulf of Mexico and Gulf Coast production was impacted by hurricanes Katrina and Rita. Our international operations also continued to ramp up with new production in Equatorial Guinea and Israel. Organic growth will continue to drive our performance as our deepwater Swordfish development has begun producing and is expected to reach 10,000 barrels of oil equivalent per day, net to Noble Energy, during the fourth quarter. Two additional deepwater developments of similar size, Lorien and Ticonderoga, are scheduled to commence production during the second and third quarters of next year, respectively.”
Third quarter 2005 production was 168,666 barrels of oil equivalent per day (Boepd). Domestic production was reduced by approximately 7,600 Boepd due to hurricanes Katrina and Rita. International production was 55 percent above the third quarter last year, primarily because of increases in condensate and natural gas volumes in Equatorial Guinea following the completion of two liquids expansion projects.
NORTH AMERICA
North America reported operating income for the third quarter of $150.9 million, an increase of 99 percent compared to operating income from continuing operations of $75.7 million for the same period last year.
Operations benefited from higher production and higher realized prices during the quarter. Third quarter 2005 production increased to 99,440 Boepd from 59,884 Boepd for the same quarter last year. The average realized crude oil price was $49.49 per Bbl compared to $31.61 per Bbl during the third quarter of 2004. The average realized natural gas price was $7.12 per Mcf compared to $5.89 per Mcf last year.

Higher production and commodity prices were offset by increased third quarter exploration expense, which was up $51.7 million compared to the same period last year. The increase resulted from higher dry hole expense in the Gulf Coast region and offshore Gulf of Mexico.
Noble Energy’s North America operations are divided into three regions: the Rocky Mountain, Mid-continent and Southern regions. The Rocky Mountain region includes the DJ (Wattenberg), San Juan, Wind River, and Piceance basins, as well as the Niobrara, Bowdoin and Siberia Ridge fields. The Mid-continent region includes Illinois, Kansas, Oklahoma and the Texas Panhandle. The Southern region includes the Gulf Coast onshore, West and East Texas, North Louisiana and the Gulf of Mexico.
During the third quarter, the company had 24 drilling rigs running onshore (ten in the Rocky Mountains, ten in the Mid-continent and four in the Gulf Coast) and 47 workover rigs (26 in the Rocky Mountains and 21 in the Mid-continent). Noble Energy plans to drill nearly 643 onshore wells in 2005, of which 53 are to be drilled in the Gulf Coast, 415 are planned for the Rocky Mountains and 175 for the Mid-continent.
Noble Energy continues to experience strong growth in the deepwater Gulf of Mexico, where the company has three significant developments underway. The first of three wells at the company’s Swordfish development began production in October. The remaining two wells are expected to begin production during the month of November as additional third party facilities come back on line. At Lorien, production is still expected to begin early in the second quarter of 2006. Ticonderoga is expected to commence production mid-year 2006.
INTERNATIONAL
International operations reported operating income for the third quarter of $161.8 million, an increase of 114 percent compared to operating income of $75.7 million in the third quarter last year. Third quarter 2005 international production volumes increased to 69,226 Boepd from 44,583 Boepd for the same quarter last year.
Equatorial Guinea
Total operating income in Equatorial Guinea, which includes results from field operations and methanol operations, for the third quarter of 2005 was up nearly threefold to $100.3 million compared to $37.6 million last year. Operating income from Equatorial Guinea was the company’s highest ever. Equatorial Guinea has now reported eight consecutive quarters of increasing operating income.
Upstream operations, including liquid petroleum gas (LPG), natural gas and condensate sales, generated increased operating income for the fifth consecutive quarter. Upstream operations reported record operating income of $84.1 million, 84 percent of the total from Equatorial Guinea. Third quarter 2005 sales volumes averaged 36,415 Boepd, more than double last year’s 16,134 Boepd. The average realized price for liquids during the third quarter was $43.57 per Bbl compared to $41.00 per Bbl for the same period last year.
Operating income from methanol operations was $16.2 million net to Noble Energy’s interest compared to $13.6 million for the third quarter of 2004. Methanol operations’ results are reported as income from unconsolidated subsidiaries. Third quarter realized methanol prices averaged 75 cents per gallon (Gal) compared to 74 cents per Gal last year.
In October, Noble Energy announced successful results from its offshore “Belinda” exploration well on Block “O.” The well, located in 250 feet of water and approximately 20 miles east of Bioko Island, was drilled to a total depth of 10,360 feet. Test results were encouraging, with condensate-rich natural gas producing at rates up to 24 million cubic feet per day (MMcfpd) and over 1,225 barrels per day (Bpd) of condensate. Flow rates were limited by surface test equipment. With the installation of cooling and processing facilities, condensate yields can be increased. Additional appraisal work will be performed to determine the areal extent and commerciality of the Belinda discovery. The company is currently reviewing options for a multi-well exploration and appraisal program, which could begin in 2006. Noble Energy is the technical operator of Block “O” with a 45 percent participating interest.

2

North Sea
In the North Sea, third quarter 2005 operating income increased to $24.0 million compared to $15.0 million last year. The quarter-over-quarter improvement reflects lower costs and higher commodity prices. Overall expenses declined $3.5 million, driven by lower DD&A and exploration expense. Higher commodity prices offset lower production volumes resulting from natural field decline, generating a revenue increase of $5.5 million compared to the third quarter last year. The average realized price for liquids during the third quarter was $59.71 per Bbl compared to $43.46 per Bbl for the same period last year. The average realized price for natural gas was $5.14 per Mcf compared to $4.29 per Mcf last year.
Israel
Third quarter 2005 operating income was $14.4 million compared to $14.2 million for the same period last year. Natural gas sales in Israel commenced during February 2004 and ramped up through the second quarter of last year. Oil and gas operations expense and DD&A averaged 28 cents per Mcf and 42 cents per Mcf, respectively. Natural gas production, net to Noble Energy, averaged 81.9 MMcfpd for the third quarter compared to 71.6 MMcfpd last year. The average realized natural gas price during the third quarter 2005 declined to $2.57 per Mcf compared to $2.78 per Mcf for the same period last year.
Argentina, China and Ecuador
Third quarter 2005 operating income from Argentina, China and Ecuador increased 160 percent to $23.1 million compared to $8.9 million for the second quarter last year.
Noble Energy’s Machala power plant contributed $2.1 million of operating income during the third quarter 2005 compared to a loss of $1.1 million for the same period last year. The quarter-to-quarter improvement reflects increased power generation and higher electricity prices. For the quarter, 221,840 megawatt-hours were produced at an average sales price of 8.5 cents per kilowatt-hour. For the third quarter 2005, Noble Energy produced 24.5 MMcfpd of natural gas from the Amistad field.
In China, third quarter operating income was a record high $19.2 million, up 243 percent compared to $5.6 million for the third quarter of 2004. Net production in China increased 60 percent versus the third quarter last year, averaging 5,446 barrels of oil per day. Net production in Argentina averaged 2,770 Boepd for the third quarter.
2005 OUTLOOK
The following estimates for 2005 include the impact of Noble Energy’s acquisition of Patina Oil & Gas Corporation, effective May 16, 2005, as well as the impacts of hurricanes Katrina and Rita. The company has budgeted capital expenditures of $987 million for 2005. Approximately 25 percent of the 2005 capital budget has been allocated for exploration opportunities and approximately 75 percent to production, development and other projects. Domestic spending is budgeted at approximately $764 million, international expenditures are budgeted at approximately $208 million and corporate spending is budgeted at approximately $15 million.
Average BOE production in 2005, including Patina, is expected to increase approximately 36 percent compared to the full year 2004, with average production ranging from 145,000 Boepd to 146,000 Boepd. Fourth quarter production is expected to range from 165,000 Boepd to 170,000 Boepd. Noble Energy’s production may be impacted by several factors in the fourth quarter, including:
•	Potential additional weather-related shut-ins in the U.S. Gulf of Mexico and Gulf Coast areas.

•	Timing of the ramp-up of the Swordfish deepwater development.

•	The rate at which third party processing facilities and pipelines return to operations.
Full year 2005 costs and expenses are expected to fall within the following ranges:
•	Exploration expense is expected to range from $160 million to $180 million.

•	Selling, general and administrative (SG&A) expense is expected to range from $1.75 per BOE to $1.85 per BOE.

•	Oil and gas operations expense is expected to range from $4.00 per BOE to $4.20 per BOE.

•	DD&A expense is expected to range from $7.50 per BOE to $7.75 per BOE.

3

•	An effective tax rate of 35 percent to 40 percent is expected. Of the total book taxes planned for 2005, 45 percent to 55 percent are expected to be deferred. Estimated taxes for 2005 include the effects of repatriating cash from overseas operations in the third quarter.
The ranges for unit oil and gas operations, unit SG&A and exploration costs have been slightly adjusted from prior guidance to reflect increasing pressure on personnel, rig and service costs.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as the recently added Patina Oil & Gas properties located primarily in Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, and the San Juan Basin in New Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com .
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings.

4

SCHEDULE 1
NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF RESULTS
(Unaudited) (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
REVENUES
Oil and Gas Sales and Royalties	$601,269	$288,499	$1,371,930	$855,351
Gathering, Marketing and Processing	8,831	10,175	28,735	37,295
Electricity Sales	18,843	7,504	54,978	38,369
Income From Unconsol. Subs.	16,226	13,585	44,279	43,953

	645,169	319,763	1,499,922	974,968

COST AND EXPENSES
Oil and Gas Operations	64,775	36,449	151,183	112,575
Production and ad valorem taxes	24,304	7,193	51,125	20,458
Transportation	8,357	3,718	18,577	14,284
Oil and Gas Exploration	77,253	26,588	126,508	82,100
Gathering, Marketing and Processing	5,856	8,642	20,905	29,992
Electricity Generation	16,746	8,600	37,637	32,034
Depreciation, Depletion and Amortization	113,835	75,040	281,041	233,365
Impairment of Operating Assets	5,198	—	5,198	—
Selling, General and Administrative	29,346	13,326	69,326	41,518
Accretion of Asset Retirement Obligation	2,928	2,067	8,137	7,080
Interest Expense	31,438	17,961	66,327	48,973
Interest Capitalized	(2,393)	(3,013)	(11,340)	(9,655)
Deferred compensation adjustment	21,429	—	31,307	—
Loss on Involuntary Conversion of Assets	1,000	1,000	1,000	1,000
Other income	890	(6,399)	(1,046)	(12,178)

	400,962	191,172	855,885	601,546

INCOME BEFORE INCOME TAXES	244,207	128,591	644,037	373,422

INCOME TAX PROVISION (BENEFIT)
Current	42,125	43,302	119,803	102,624
Deferred	25,126	4,318	100,433	43,887

	67,251	47,620	220,236	146,511

INCOME FROM CONTINUING OPERATIONS	176,956	80,971	423,801	226,911

DISCONTINUED OPERATIONS, NET OF TAX	—	2,721	—	14,354

NET INCOME	$176,956	$83,692	$423,801	$241,265

INCOME FROM CONTINUING OPERATIONS	$0.99	$0.68	$2.84	$1.92
DISCONTINUED OPERATIONS, NET OF TAX	—	0.02	—	0.12

DILUTED NET INCOME PER SHARE	$0.99	$0.70	$2.84	$2.04

AVERAGE SHARES OUTSTANDING — DILUTED	178,747	118,974	149,164	118,004

SCHEDULE 2
NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
(Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
Net Income	$176,956	$83,692	$423,801	$241,265
Depreciation, Depletion and Amortization (DD&A)	113,835	76,040	281,041	234,365
Power Project DD&A	4,486	3,824	12,395	15,361
Oil and Gas Exploration	77,253	26,588	126,508	82,100
Interest Capitalized	(2,393)	(3,013)	(11,340)	(9,655)
Undistributed Earnings From Unconsol. Subs.	(16,226)	(13,585)	(44,279)	(43,953)
Distribution/Dividends from Unconsol. Subs	16,575	14,138	46,556	49,969
Deferred Income Tax Provision (Benefit)	25,126	4,318	100,433	43,887
Deferred Compensation Adjustment	21,429	—	31,307	—
Accretion of Asset Retirement Obligation	2,928	2,067	8,137	7,080
Impairment of Operating Assets	5,198	—	5,198	—
Other	11,386	(4,942)	10,144	(4,478)

DISCRETIONARY CASH FLOW *	436,553	189,127	989,901	615,941

Adjustments to Reconcile:
Working Capital	29,587	(11,564)	(21,826)	(34,122)
Israel — Take or Pay Payment		(4,450)
Cash Exploration Costs	(14,865)	(10,552)	(36,248)	(29,148)
Capitalized Interest	2,393	3,013	11,340	9,655
Deferred Tax, Misc. Credits and Other	(13,368)	(12,990)	(18,613)	(38,312)

Net Cash Provided by Operating Activities	$440,300	$152,584	$924,554	$524,014

*	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.
CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited) (In thousands)

	9/30/2005	12/31/2004
ASSETS
Current Assets	$1,188,010	$734,302

Property, Plant and Equipment	8,400,573	4,349,268
Less: Accumulated Depreciation	(2,211,156)	(2,016,318)

	6,189,417	2,332,950
Investment In Unconsol. Subs.	229,991	231,795
Goodwill	898,241	—
Other	189,420	144,124

	$8,695,079	$3,443,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$1,443,707	$665,004
Long-term Debt	2,116,797	880,256
Deferred Income Taxes,	1,124,855	183,351
Other Deferred Credits and
Noncurrent Liabilities	1,240,776	254,572
Shareholders’ Equity	2,768,944	1,459,988

	$8,695,079	$3,443,171

SCHEDULE 3
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Three Months Ended 9/30/05

				Equatorial		Other		Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$305,213	$138,756	$28,550	$103,759	$—	$34,148		$—
Gas Sales [3]	296,056	271,008	4,712	933	19,377	26
Gathering, Marketing and Processing Revenue	8,831							8,831
Electricity Sales	18,843					18,843
Income from Unconsolidated Subsidiaries	16,226			16,226

Total Revenues	645,169	409,764	33,262	$120,918	19,377	53,017		8,831

COSTS AND EXPENSES
Oil and Gas Operations	64,775	45,822	2,873	10,100	2,124	3,671		185
Production & Ad Valorem Taxes	24,304	22,316				1,881		107
Transportation	8,357	6,473	1,630			254
Oil and Gas Exploration	77,253	73,129	1,440	427	13	124		2,120
Gathering, Marketing and Processing Expense	5,856							5,856
Electricity Generation	16,746					16,746
DD&A	113,835	89,623	2,548	10,309	3,201	6,409		1,745
Impairment of Operating Assets	5,198	5,198
SG&A	29,346	9,968	809	104	12	1,890		16,563
Accretion Expense	2,928	2,544	285	10	55	34
Interest Expense (net)	29,045							29,045
Deferred Compensation	21,429							21,429
Loss on Involuntary Conversion	1,000	1,000
Other Expense/(Income) net	890	2,817	(319)	(313)	(447)	(1,075)		227

Total Costs and Expenses	400,962	258,890	9,266	20,637	4,958	29,934		77,277

OPERATING INCOME (LOSS)	$244,207	$150,874	$23,996	$100,281	$14,419	$23,083		$(68,446)

Key Statistics
Daily Production
Liquids (Bbl)	69,729	30,475	5,198	25,883		8,173
Natural Gas (Mcf)	593,620	413,789	9,970	63,193	81,942	24,726	[3]

Average Realized Price
Liquids	$47.58	$49.49	$59.71	$43.57		$45.41
Natural Gas	$5.65	$7.12	$5.14	$0.16	$2.57	$1.10
Three Months Ended 9/30/04

				Equatorial		Other		Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$139,717	$61,711	$23,945	$32,336	$—	$21,725		$—
Gas Sales	148,782	$125,724	3,828	902	18,318	10
Gathering, Marketing and Processing Revenue	10,175							10,175
Electricity Sales	7,504					7,504
Income from Unconsolidated Subsidiaries	13,585			13,585

Total Revenues	319,763	187,435	27,773	46,823	18,318	29,239		10,175

COSTS AND EXPENSES
Oil and Gas Operations	36,449	22,379	2,729	5,422	2,126	3,956		(163)
Production & Ad Valorem Taxes	7,193	5,548				1,645
Transportation	3,718	1,533	2,034			151
Oil and Gas Exploration	26,588	21,419	3,843	22	135	378		791
Gathering, Marketing and Processing Expense	8,642							8,642
Electricity Generation	8,600					8,600
DD&A	75,040	57,328	3,985	3,819	3,013	5,457		1,438
SG&A	13,326	3,609		80		47		9,590
Accretion Expense	2,067	1,754	264		49
Interest Expense (net)	14,948							14,948
Loss on Involuntary Conversion	1,000	1,000
Other Expense/(Income) net	(6,399)	(2,877)	(90)	(137)	(1,161)	121		(2,255)

Total Costs and Expenses	191,172	111,693	12,765	9,206	4,162	20,355		32,991

OPERATING INCOME (LOSS)	128,591	75,742	15,008	37,617	14,156	8,884		(22,816)

Discontinued Operations	4,186	4,186

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$132,777	$79,928	$15,008	$37,617	$14,156	$8,884		$(22,816)

Key Statistics
Daily Production
Liquids (Bbl)	42,729	21,219	5,989	8,573		6,948
Natural Gas (Mcf)	370,429	231,990	9,694	45,364	71,619	11,762	[3]

Average Realized Price
Liquids	$35.62	$31.61	$43.46	$41.00		$33.99
Natural Gas	$4.51	$5.89	$4.29	$0.22	$2.78	$0.93

SCHEDULE 4
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)
Nine Months Ended 9/30/05

				Equatorial		Other		Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$709,177	$297,090	$80,097	$238,778	$—	$93,212		$—
Gas Sales [3]	662,753	596,867	13,723	2,726	49,407	30
Gathering, Marketing and Processing Revenue	28,735							28,735
Electricity Sales	54,978					54,978
Income from Unconsolidated Subsidiaries	44,279			44,279

Total Revenues	1,499,922	893,957	93,820	285,783	49,407	148,220		28,735

COSTS AND EXPENSES
Oil and Gas Operations	151,183	100,506	9,000	24,077	6,124	11,564		(88)
Production & Ad Valorem Taxes	51,125	41,346				9,371		408
Transportation	18,577	13,192	4,728			657
Oil and Gas Exploration	126,508	111,096	5,191	2,312	105	2,116		5,688
Gathering, Marketing and Processing Expense	20,905							20,905
Electricity Generation	37,637					37,637
DD&A	281,041	216,553	8,241	23,889	8,400	19,022		4,936
Impairment of Operating Assets	5,198	5,198
SG&A	69,326	21,248	1,737	435	39	4,483		41,384
Accretion Expense	8,137	6,994	849	28	165	101
Interest Expense (net)	54,987							54,987
Deferred Compensation	31,307							31,307
Loss on Involuntary Conversion	1,000	1,000
Other Expense/(Income) net	(1,046)	3,515	(1,119)	(360)	(1,308)	(950)		(824)

Total Costs and Expenses	855,885	520,648	28,627	50,381	13,525	84,001		158,703

OPERATING INCOME (LOSS)	$644,037	$373,309	$65,193	$235,402	$35,882	$64,219		$(129,968)

Key Statistics
Daily Production
Liquids (Bbl)	58,621	24,617	5,630	20,057		8,317
Natural Gas (Mcf)	476,636	317,976	9,285	60,320	67,182	21,873	[3]

Average Realized Price
Liquids	$44.31	$44.21	$52.11	$43.61		$41.05
Natural Gas	$5.34	$6.88	$5.41	$0.17	$2.69	$1.10
Nine Months Ended 9/30/04

				Equatorial		Other		Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]		and Other [2]
REVENUES
Oil Sales	$412,229	$193,747	$71,187	$89,807	$—	$57,488		$—
Gas Sales	443,122	393,030	13,913	2,595	33,498	86
Gathering, Marketing and Processing Revenue	37,295							37,295
Electricity Sales	38,369					38,369
Income from Unconsolidated Subsidiaries	43,953			43,953

Total Revenues	974,968	586,777	85,100	136,355	33,498	95,943		37,295

COSTS AND EXPENSES
Oil and Gas Operations	112,575	72,699	8,143	16,095	5,123	11,100		(585)
Production & Ad Valorem Taxes	20,458	16,793				3,665
Transportation	14,284	7,184	6,639			461
Oil and Gas Exploration	82,100	68,203	9,805	158	803	1,212		1,919
Gathering, Marketing and Processing Expense	29,992							29,992
Electricity Generation	32,034					32,034
DD&A	233,365	183,271	14,426	9,575	6,464	15,952		3,677
SG&A	41,518	10,464	1	228		56		30,769
Accretion Expense	7,080	6,066	886		128
Interest Expense (net)	39,318							39,318
Loss on Involuntary Conversion	1,000	1,000
Other Expense/(Income) net	(12,178)	(3,992)	(1,723)	317	(1,259)	476		(5,997)

Total Costs and Expenses	601,546	361,688	38,177	26,373	11,259	64,956		99,093

OPERATING INCOME (LOSS)	373,422	225,089	46,923	109,982	22,239	30,987		(61,798)

Discontinued Operations	22,083	22,083

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$395,505	$247,172	$46,923	$109,982	$22,239	$30,987		$(61,798)

Key Statistics
Daily Production
Liquids (Bbl)	45,456	22,424	6,919	9,223		6,890
Natural Gas (Mcf)	367,565	246,334	11,471	45,097	43,976	20,687	[3]

Average Realized Price
Liquids	$33.10	$31.53	$37.55	$35.54		$30.45
Natural Gas	$4.66	$5.82	$4.43	$0.21	$2.78	$0.72

SCHEDULE 5
METHANOL OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
REVENUES
Methanol Sales	$34,745	$24,848	$94,949	$72,770
Sales of Purchased Methanol	—	—	—	708
Other	1,218	5,377	4,614	11,630

Total Revenues	35,963	30,225	99,563	85,108

COSTS AND EXPENSES
Cost of Goods Manufactured	12,182	13,918	34,240	31,915
Cost of Purchased Methanol	—	—	—	811
DD&A	2,404	2,277	6,999	6,892
SG&A	529	445	1,639	1,537

Total Costs and Expenses	15,115	16,640	42,878	41,155

INCOME TAX PROVISION	4,622		12,406

INCOME FROM UNCONS. SUBS	$16,226	$13,585	$44,279	$43,953

Methanol Sales (MGal)	46,133	33,451	122,256	109,012
Average Realized Price ($/Gal)	$0.75	$0.74	$0.78	$0.67
ECUADOR POWER OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
REVENUES
Power Sales	$17,012	$6,026	$49,133	$32,608
Capacity Charge	1,831	1,478	5,845	5,761

Total Revenues	18,843	7,504	54,978	38,369

COSTS AND EXPENSES
Field
Oil and Gas Operations	616	390	2,215	1,387
DD&A	3,435	2,774	9,230	12,197
SG&A	469	627	1,539	1,777
Plant
Fuel & Other Operating Costs	10,024	2,706	17,401	10,353
Depreciation	1,053	1,048	3,169	3,163
SG&A	1,149	1,055	4,083	3,157

Total Costs and Expenses	16,746	8,600	37,637	32,034

OPERATING INCOME	$2,097	$(1,096)	$17,341	$6,335

Natural Gas Production (Mcfpd) [3]	24,466	11,645	21,772	20,247
Average Natural Gas Price	$3.93	$3.19	$3.86	$3.01

Power Production — Total MW	221,840	97,291	565,724	519,167
Average Power Price ($/Kwh)	$0.085	$0.077	$0.097	$0.074

[1]	Other international includes operations in Argentina, China and Ecuador.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.